                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.

             (Exact name of registrant as specified in its charter)

                 Delaware                                 13-3692801
(State of incorporation or organization)         (IRS Employer Identification No.)

          390 Greenwich Street
           New York, New York                                 10013
(Address of principal executive offices)                    (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [ ]

      Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                Name of Each Exchange on Which
           to be so Registered               Each Class is to be Registered
           -------------------               ------------------------------
 9,500,000 TIERS(R) Principal-Protected
   Minimum Return Trust Certificates,
    Series S&P MidCap 2002-12 with a
    principal amount of $95,000,000
          (the "Certificates")                   American Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1.     Description of Registrant's Securities to be Registered.

      The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information -- Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series S&P MidCap 2002-12, a copy of which Prospectus Supplement was filed on or about August 27, 2002 pursuant to Rule 424(b) under the Securities Act of 1933, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated August 29, 2002, which description is incorporated herein by reference.

Item 2.     Exhibits.

            1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

            2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

            3. Form of Corporate Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

            4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

            5. The Preliminary Prospectus Supplement dated August 29, 2002 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series S&P MidCap 2002-12, which was filed with the Securities and Exchange Commission on or about August 29, 2002, pursuant to Rule 424(b)(2) under the Securities Act of 1933, and is incorporated herein by reference.

            6. The Prospectus Supplement dated September 23, 2002 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series S&P MidCap 2002-12, which was filed with the Securities and Exchange Commission on or about September 23, 2002, pursuant to Rule 424(b) under the Securities Act of 1933, and is incorporated herein by reference.

            7. Form of TIERS(R) Asset Backed Supplement Series S&P MidCap 2002-12 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series S&P MidCap 2002-12, which is attached hereto.



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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                    STRUCTURED PRODUCTS CORP.
Date: September 26, 2002




                                    By:  /s/ Matthew R. Mayers
                                         ---------------------------------
                                         Matthew R. Mayers
                                         Authorized Signatory


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